MEMBERSHIP INTEREST PURCHASE AGREEMENT

This MEMBERSHIP INTEREST PURCHASE AGREEMENT (“Agreement”) dated as of this ____ day of July, 2013, by and among MVP REIT, INC., a Maryland corporation or its assignee (the “Buyer”) on one hand, and SERE HOLDINGS, LLC, (“Seller”, and Buyer and Seller are collectively referred to as the “Parties”).

W I T N E S S E T H:

WHEREAS, SERE Holdings, LLC, owns One Hundred percent of the ownership interest in Building A, LLC, a Nevada limited-liability company (the “Bldg. A”) (the “Ownership Interests”) in the Bldg. A; and

WHEREAS, Bldg. A is the owner of that certain real property located at 8880 W. Sunset Road, Las Vegas, Nevada 89148, bearing Assessor Parcel Number 163-32-810-002, such real property (the “Bldg. A Real Property”) being more fully described in Exhibit “A” attached hereto and incorporated herein by this reference.

WHEREAS, Bldg. A operates a commercial office building and its leases (the “Bldg. A. Business”).

WHEREAS, SERE Holdings, LLC, owns One Hundred percent (100%) of the ownership interest in SE Property Investments, LLC, a Nevada limited-liability company (the “SEPI”) (the “Ownership Interests”) in the SEPI; and

WHEREAS, SEPI is the owner of that certain real property located at 8905 W. Post Road, Las Vegas, Nevada 89148, bearing Assessor Parcel Number 163-32-810-006, such real property (the “SEPI Real Property”) being more fully described in Exhibit “B” attached hereto and incorporated herein by this reference.

WHEREAS, SEPI operates a commercial office building and its leases (the “SEPI Business”).

WHEREAS, S SERE Holdings, LLC, owns One Hundred percent (100%) of the ownership interest in Building C, a Nevada limited-liability company (the “Bldg. C”) (the “Ownership Interests”) in the Bldg. C; and

WHEREAS, Bldg. C is the owner of that certain real property located at 8930 W. Sunset Road, Las Vegas, Nevada 89148, bearing Assessor Parcel Number 163-32-810-004, such real property (the “Bldg. C Real Property”) being more fully described in Exhibit “C” attached hereto and incorporated herein by this reference.

WHEREAS, Bldg. C operates a commercial office building and its leases (the “Bldg. C Business”).

WHEREAS, SERE Holdings, LLC, owns One Hundred percent (100%) of the ownership interest in Execusuite Properties, LLC, a Nevada limited-liability company (the “Execusuite”) (the “Ownership Interests”) in the Execusuite; and

WHEREAS, Execusuite is the owner of that certain real property located at 8945 W. Post Road, Las Vegas, Nevada 89148, bearing Assessor Parcel Number 163-32-810-005, such real property (the “Execusuite Real Property”) being more fully described in Exhibit “D” attached hereto and incorporated herein by this reference.

WHEREAS, Execusuite operates a commercial office building and its leases (the “Execusuite Business”).

WHEREAS, SERE Holdings, LLC, owns One Hundred percent (100%) of the ownership interest in Devonshire, LLC, a Nevada limited-liability company (the “Devonshire”) (the “Ownership Interests”) in the Devonshire; and

WHEREAS, Devonshire is the owner of that certain real property located at 8925 W. Post Road, Las Vegas, Nevada 89148, bearing Assessor Parcel Number 163-32-810-007, such real property (the “Devonshire Real Property”) being more fully described in Exhibit “E” attached hereto and incorporated herein by this reference.

WHEREAS, Devonshire operates a commercial office building and its leases (the “Devonshire Business”).

WHEREAS, the Seller desire to sell, and the Buyer desires to purchase, all of the outstanding Membership Interests of Bldg. A, SEPI, Bldg. C, Execusuite and Devonshire upon the terms and subject to the conditions herein set forth; and

WHEREAS, this Agreement sets forth the terms and conditions to which the Parties have agreed.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties herein contained, the Parties, intending to be legally bound hereby, agree as follows:

ARTICLE I

Purchase and Sale of the Membership Interests

Section 1.1                      Purchase and Sale.  On and subject to the terms and conditions of this Agreement, at the Closing, the Buyer shall purchase from the Seller and the Seller shall sell, transfer and assign, convey and deliver to the Buyer the Membership Interests, free and clear of all Liens, as defined herein. Simultaneous with the Closing, Bldg. A, SEPI, Bldg. C, Execusuite and Devonshire (together hereinafter collectively referred to as the “Companies” and individually as a “Company”) shall distribute to the Seller all (i) marketable securities; (ii) personal property held on the Bldg. A Real Property, SEPI Real Property, Bldg. C. Real Property, Execusuite Real Property and Devonshire Real Property (together hereinafter collectively referred to as the “Real Property”) but owned by an employee, and (iii) those items listed on Schedule 1.1 (collectively the “Excluded Assets”). Notwithstanding the exclusions set forth in Section 1.1, any such excluded monies shall be promptly paid to the Seller by the Buyer at such time as such monies are no longer required to satisfy the respective exclusion.

Section 1.2                      Purchase Price.

(a)           On the terms and subject to the conditions of this Agreement, the Purchase Price shall be paid by Buyer to Seller at Closing as follows:

(i)           An amount equal to the worth of Buyer’s Common Stock as of 11:59 p.m. PST on the day before the Closing Date, the same to be distributed  to the Seller simultaneous with the Closing in accordance with Section 1.1. and allocated among Seller as set forth in Exhibit “F” attached hereto and incorporated herein by this reference.

(ii)           Buyer’s assumption of the Companies’ outstanding obligations under those certain Promissory Notes set forth in Exhibit “G” attached hereto and incorporated herein by the reference (the “Notes”), with the outstanding principal amounts thereunder being due and payable in the amounts further set forth in Exhibit “G”.

Section 1.3                      Transaction Taxes.  The Seller shall pay all transfer or conveyance taxes that arise as a result of the transaction provided for in this Agreement.

Section 1.4                      Liabilities.

(a)           Seller will fully pay and discharge and be solely responsible for all Retained Liabilities, as defined herein, and any prepayment penalties or other fees and expenses associated with such payment.  To the extent such Retained Liabilities are known to Seller or Companies, such Retained Liabilities shall be paid and discharged at or before the Closing Date.  For purposes hereof, “Retained Liabilities” shall mean any (a) obligations relating to indebtedness for borrowed money by the Companies, including any bank overdraft, but excluding the Note  (b) obligations evidenced by a bond, note, debenture or similar instrument of the Companies, but excluding the Notes, (c) obligations in respect of reimbursement obligations related to banker’s acceptances or letters of credit by the Companies, (d) obligations for the deferred purchase price of property or services (other than current accounts and notes payable to suppliers and similar accrued liabilities incurred in the ordinary course of business that are thirty days old or less, (e) indebtedness or obligations of the types referred to in the preceding clauses (a) through (d) of any other Person secured by any Lien on any assets of the Companies, even though the Companies have not assumed or otherwise become liable for the payment thereof, (f) obligations in the nature of guarantees of obligations of the type described in clauses (a) through (e) above of any other Person, (g) liabilities under any off-balance sheet loan or similar off-balance sheet financing product where the transaction is considered indebtedness for borrowed money for federal income Tax purposes but is classified as an operating lease in accordance with generally accepted accounting principles (“GAAP”) for financial reporting purposes, (h) all liabilities, obligations, debts, duties or commitments of the Companies related to or arising from the conduct and operation of the Companies, including but not limited to any accounts payable aged over 30 days or not arising in the ordinary course of business.

(b)           Buyer shall assume and accept only the following liabilities and obligations (collectively the “Accepted Liabilities”):

(i)           the current accounts payable of the Companies; for purposes of this section all accounts payable arising in the ordinary course of business that are thirty (30) days old or less shall be deemed “current accounts payable” but only up to the amount set forth therein;

(ii)           the obligations of the Companies under and pursuant to the terms and conditions of those contracts and leases and other liabilities set forth on Schedule 1.4(b)(iii) hereto; and

(iii)           any liabilities, obligations, debts and/or commitments relating to or arising from the conduct or operations of the Companies from and after the Closing Date.

ARTICLE II

Closing

Section 2.1                      Closing.  The closing of the transactions provided for in this Agreement (the “Closing”) shall take place at the offices of LL Bradford, 8880 West Sunset, Third Floor, Las Vegas, NV 89148 at noon Pacific Time on the business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties will take at the Closing itself), or such other date as the parties may mutually determine (the “Closing Date”).

ARTICLE III

Representations and Warranties of the Seller

Subject to and qualified by the items disclosed in the disclosure schedule (the “Disclosure Schedule”) delivered by the Seller contemporaneously with the execution of this Agreement, the Seller, jointly and severally, hereby represent and warrant to the Buyer as of the date hereof and on the Closing Date, and acknowledge and confirm that the Buyer is relying upon such representations and warranties in connection with the purchase of the Membership Interests and, by extension, the Real Property.

Section 3.1                      Organization.  Each Company and each Seller is a limited-liability company duly formed, validly existing and in good standing under the laws of the State of Nevada.  Each Company is qualified to do business in each jurisdiction in which the failure to qualify would reasonably be expected to have a material adverse effect on the results of operations, assets, or financial condition of each Company (a “Material Adverse Effect”).  Each Company has all requisite power, authority and capacity (corporate and otherwise) to carry on, as applicable, the Bldg. A Business, SEPI Business, Bldg. C. Business, Execusuite Business and Devonshire Business (together hereinafter collectively referred to as the “Businesses”) in the places and in the manner as it is now being conducted, and to own and lease the properties and assets that it now owns or leases.

Section 3.2                      Absence of Violations or Conflicts.  The execution and delivery by the Seller of this Agreement and the other Seller Agreements (as defined below), the consummation by the Seller of the transactions contemplated herein and therein, and the performance by or compliance with the obligations hereunder or thereunder will not constitute a violation of, be in conflict with, constitute a default under or result in the creation or imposition of any lien in, upon or with respect to any of its assets under (a) any term or provision of the formation documents or organizational documents (including all amendments) of the Seller or each Company, (b) any judgment, decree or order of any court, administrative agency or commission or other governmental or quasi-governmental authority or instrumentality, domestic or foreign, international, provincial, federal, state, county or local (“Governmental Entity”), (c) any agreement, commitment or understanding to which either Seller or Companies are a party or to which its respective assets or liabilities are subject or bound, or (d) any statutes, common laws, rules, ordinances, regulations, codes, orders, judgments, injunctions, writs, decrees, governmental guidelines or interpretations having the force of laws or bylaws, in each case, of a Governmental Entity (“Laws”).

Section 3.3                      Subsidiaries.  Seller own 100% of the outstanding ownership interests of the Companies.  No Company owns a Subsidiary.  For purposes hereof, “Subsidiary” of any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, or Governmental Entity (“Person”) means another Person of which more than 50% of the total combined voting power of all classes of capital stock or other voting interests of which, or more than 50% of the equity securities of which, is owned directly or indirectly by such first Person.

Section 3.4                      Assets.  Other than Permitted Liens, the Companies have, and will have at Closing, good and marketable title to the Real Property, free and clear of all mortgages, liens, leases, pledges, charges, encumbrances, easements, rights of way, covenants, conditions or restrictions (collectively “Liens”).  Subject to any specific representations or agreements contained in this Article III or elsewhere in this Agreement, the Real Property is being sold “as is, where is” and, to the Actual Knowledge of Seller, the sale includes all the assets, properties, interests and rights currently used in the Businesses (as of the date hereof and will be as of the Closing Date) and necessary to permit the Buyer to carry on the Businesses after the Closing as the same is now being conducted, except for the Excluded Assets to be retained by Seller as set forth on Schedule 1.1 of the Disclosure Schedule.  “Permitted Liens” means Liens for (i) current taxes or other governmental charges not yet due or payable, (ii) mechanics liens and similar liens for labor, materials, or supplies provided with respect to Real Property incurred in the ordinary course of business for work not yet completed and for amounts that are not yet due and payable as of the Closing Date, (iii) zoning, building codes, and other land use laws regulating the use or occupancy of Real Property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over Real Property that (A) are not violated by the current use or occupancy of such Real Property, (B) are reflected on the title reports or current survey or (C) do not, individually or in the aggregate, materially impair the current use, occupancy, or value of, or the marketability or title in, such Real Property, (iv) Accepted Liabilities, (v) statutory liens, if any and (vi) Permitted Encumbrances. “Permitted Encumbrances” means exceptions, encumbrances, encroachments, overlaps, protrusions, boundary line disputes or other matters shown in the current title commitments and surveys delivered to Buyer and referenced in Sections 7.2 (f) and attached hereto as Schedule 3.4.1.

Section 3.5                      Authority and Status.

(a)           The Companies have complied in all respects with all applicable federal, state or local statutes, laws and regulations including, without limitation, any applicable building, zoning, or other law, ordinance or regulation affecting the Real Property, or the operation of the Businesses except where such non-compliance would not have a Material Adverse Effect.

(b)           The Seller have the full power and authority to enter into, and perform its obligations under, this Agreement and the other agreements, documents and instruments entered into by such person in connection with this Agreement (this Agreement together with such other agreements, documents and instruments collectively, the “Seller Agreements”) without the consent of any person, entity or court, agency or authority.  The Seller Agreements constitute, or will, when executed and delivered, constitute the valid and legally binding obligations of each Seller or the Companies, enforceable against each party in accordance with their respective terms.

Section 3.6                      Consents.  No consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with the execution and delivery by the Seller of this Agreement or the consummation by the Seller of the transactions contemplated by this Agreement.

Section 3.7                      Real Property.  The Companies (a) have good and marketable title to the Real Property, free and clear of all Liens, except for Permitted Liens.  Except as set forth on Schedule 3.7 of the Disclosure Schedule, with respect to the Real Property:

(a)           no portion of the Real Property is subject to any pending condemnation proceeding or proceeding by any Governmental Entity materially adverse to the Real Property and to the Actual Knowledge of Seller, there is no threatened condemnation or proceeding with respect thereto;

(b)           other than the Real Property leases set forth on Schedule 3.7 of the Disclosure Schedule and except as otherwise set forth on Schedule 3.7(b) of the Disclosure Schedule, there are no contracts or agreements to which the Company is a party or by which any of the Real Property is bound, granting to any Person the right of use or occupancy of any portion of the Real Property; and

(c)           except as set forth in Schedule 3.7, none of the Real Property leases have to be assigned and no party has a right to terminate any lease as a result of this Agreement or the transactions contemplated hereby.

Section 3.8                      Material Contracts.  The Companies are not in default or breach of, and there exists no state of facts which after notice or lapse of time, or both, would constitute a default or breach of, any of the Material Contracts.  To the Actual Knowledge of Seller, all of the Material Contracts are in good standing.  A list of the Material Contracts is contained in Schedule 3.8. Buyer shall have no responsibility for any Material Contract not set forth on Schedule 3.8 unless Buyer specifically assumes such contract post-closing.  For purposes of this paragraph, “Material Contracts” is defined as a contract or other agreement which (i) cannot be canceled on thirty (30) days’ notice with no penalty, or (ii) which has (A) an annual obligation to the Company of $10,000 or more, or (B) has an obligation from any Company of more than $25,000 over the remaining term of the contract.

The consummation of the transactions contemplated by this Agreement by Seller will not result in or constitute any of the following:

(a)           a breach of any Law;

(b)           a default or an event that, with notice or lapse of time or both, would be a default, breach, or violation of the limited liability company agreement, operating agreement, partnership agreement, articles of incorporation, bylaws, declaration of express trust or other organizational document of the Seller, the Companies or of any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument or arrangement to which the Seller, or a Company is a party, or by which any of them, or the property of any of them, is bound (other than any Material Contract referenced in Schedule 3.8 to which Seller have provided Buyer with a true, correct and materially complete copy);

(c)           an event that would permit any party to terminate any agreement, or to accelerate the maturity of any indebtedness or other obligation of a Company; or

(d)           the creation or imposition of any Lien of any nature in favor of a third party upon or against a Company or its assets, including without limitation, the Real Property.

Section 3.9                      Zoning.  To the Actual Knowledge of the Seller, the zoning of the Real Property permits the presently existing improvements.  To the Actual Knowledge of Seller, the existing use of the Real Property is not dependent upon the use or availability of any other real property and, to the Actual Knowledge of Seller, no restrictions exist on the right to remodel, rebuild or replace any improvements located on the Real Property, or to continue the operation of the Businesses.  To the Actual Knowledge of the Seller, there are no pending changes in statutes, regulations or bylaws (including zoning) that will render any part of the Businesses or the contemplated use on the Real Property illegal.  There are no outstanding work orders or notices pending from any Governmental Entity.  To the Actual Knowledge of the Seller, there is no plan, study or effort by any Governmental Entity, which in any way would materially affect all or any portion of any assets of the Companies, including without limitation, the Real Property.

Section 3.10                      Ordinary Course of Business.  Since March, 2008, the Companies have been carried on in the ordinary course and since December, 2012 the Companies have not entered into any material agreements or commitments other than in the ordinary course of the business.  Without limiting the generality of the foregoing, since December, 2012, the Companies have not:

(a)           made or authorized any payment to any officers, directors, members, shareholders, employees or other persons in connection with the Companies except at the regular rates of salary, bonus or other remuneration payable to them as of such date;

(b)           made any loan or advance to any person;

(c)           subjected any of its assets to any Lien;

(d)           bought, sold, leased or otherwise transferred or disposed of any assets except in the ordinary course of business;

(e)           modified, amended or terminated any agreement except in the ordinary course of business consistent with past practice, or waived or released any rights under any Material Contract;

(f)           incurred any debt, obligation or liability of any nature, whether accrued, absolute, contingent or otherwise except in the ordinary course of business;

(g)           issued or sold any equity or debt security;

(h)           made any changes or amendments to the articles of incorporation, bylaws, or other organizational document; or

(i)           authorized or agreed to do any of the matters described in the preceding clauses (a) through (h).

The Companies have not experienced, nor to the Actual Knowledge of the Seller has any occurrence or event which has had, or might reasonably be expected to have, a Material Adverse Effect occurred.

Section 3.11                      Insurance.  Each Company maintains insurance as set forth on Schedule 3.11 of the Disclosure Schedule.  The Seller have provided the Buyer with true, correct and complete copies of all such policies.

Section 3.12                      Environmental Issues.

(a)           To the Actual Knowledge of the Seller, the Companies possess all material environmental Permits and approvals necessary for the Companies to conduct their business as the same is now being conducted.

(b)           To the Actual Knowledge of the Seller, the Companies have not engaged in or permitted any operations or activities upon, or any use or occupancy of, the Real Property, or any portion thereof, resulting in the storage, emission, release, discharge, dumping or disposal of any Hazardous Materials on, under, in or about the Real Property, in violation of any applicable environmental Laws in any material respect. To the Actual Knowledge of Seller, there are no Hazardous Materials present on or under any Real Property in quantities or concentrations that exceed applicable standards established under applicable Laws.

(c)           There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action or notices with respect to any environmental, health or safety matters or any private or governmental environmental, health or safety investigations or remediation activities of any nature, whether relating to the Real Property or otherwise, seeking to impose, or, to the Actual Knowledge of Seller that are reasonably likely to result in, any material liability or obligation of the Company arising under Law, including any local, state or federal environmental, health or safety statute, regulation or ordinance, or any other requirement of any Governmental Entity, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any similar state laws, pending or, to the Actual Knowledge of Seller, threatened against the Companies.

(d)           Neither the Companies nor Seller are subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party imposing any material liability or obligation with respect to any of the foregoing.

As used herein, “Hazardous Materials” shall be construed to include any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any environmental Laws or which are or become regulated, listed or controlled by, under or pursuant to any environmental Laws.

Section 3.13                      Intellectual Property.  The material patents, trademarks, service marks, trade names, copyrights, whether registered or unregistered, owned by the Companies and all such material rights and other proprietary rights that are licensed to the Companies, used in the operation of the Businesses (collectively the “Intellectual Property”) together with any software licenses, constitute all of the intellectual property and other proprietary rights necessary to conduct the Businesses as now conducted.  The Seller own and possess all right, title and interest in the Intellectual Property free and clear of any Liens other than Permitted Liens.  To the Actual Knowledge of Seller, no Person has infringed or is infringing on any of the Intellectual Property and neither the Companies nor Seller have entered into any agreement to indemnify any other party against any charge of infringement of any of the Intellectual Property, other than indemnification provisions that are contained in license agreements for “off the shelf” software.  Neither the Companies nor any Seller have violated or infringed any intellectual property right of any other Person in connection with the Businesses, and none of the Companies nor Seller have received any written communication alleging that it violates or infringes the intellectual property of any other Person in connection with the Businesses.  None of the Companies nor Seller have been sued for infringing any intellectual property of another Person in connection with the Businesses.  There is no claim or demand of any Person pertaining to, or any proceeding which is pending or, to the Actual Knowledge of Seller, threatened, that challenges the rights of Seller or Companies in respect of the Intellectual Property, or that claims that any default exists under any Intellectual Property.  None of the Intellectual Property is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, tribunal, arbitrator, or other Governmental Entity.

Section 3.14                      Claims and Litigation.  There is no claim, suit, action, arbitration, governmental inquiry, injunction, consent decree or legal, administrative or other proceeding existing, pending, or, to the Actual Knowledge of the Seller, threatened against or relating to the Companies, or the Real Property, nor does any Seller know of, or have reasonable grounds for, believing that there is any basis for any such action, arbitration, proceeding or inquiry.

Section 3.15                      Financial Statements.

(a)           Schedule 3.16(a) of the Disclosure Schedule contains true, correct and complete copies of the management compiled and internally generated balance sheets as of December 31, 2012, and the related statement of income for the Companies as of the Closing (the “Interim Financial Statements”).  The Interim Financial Statements are complete, have been prepared in accordance with historical accounting policies and procedures (except that the Interim Financial Statements do not contain any notes thereto and are subject to normal year-end adjustments, which individually and in the aggregate, will not materially affect the total net worth shown on, or the results indicated by, the Interim Financial Statements), consistently applied, fairly present the financial condition for the Companies as of the respective dates thereof and disclose all liabilities of the Companies, whether absolute, contingent, accrued or otherwise, existing as of the date thereof which are of a nature required to be reflected in financial statements.

(b)           The Companies have no liability or obligation (whether accrued, absolute, contingent or otherwise) which is of a nature required to be reflected in financial statements prepared in accordance with the historical accounting policies and procedures of the Companies, consistently applied, except for (a) the liabilities and obligations which are disclosed or reserved against in the Interim Financial Statements to the extent and in the amounts so disclosed or reserved against, and (b) liabilities incurred or accrued in the ordinary course of business since July, 2013.

Section 3.16                      Taxes and Unemployment Compensation.  Except as set forth in the Interim Financial Statements, there are no special charges or levies, taxes, unemployment compensation contributions, penalties or interest that form or might form a charge or encumbrance on the Real Property, or that may become payable by the Buyer as a result of, or in connection with, any event that has occurred prior to the date of this Agreement.

Section 3.17                      All Accounts Paid.  All account billings which have been received by any Company for work, labor or materials in connection with the Real Property or the Businesses have been paid in the ordinary course of the routine affairs of the Companies and as of the Closing Date.

Section 3.18                      Contractual Arrangements.  The Seller have no contracts, agreements, undertakings or arrangements, whether oral, written or implied, with lessees, licensees, managers, accountants, suppliers, agents, officers, distributors, directors, or lawyers, which cannot be terminated on one-month notice.

Section 3.19                      Employees.

(a)           Schedule 3.19(a) of the Disclosure Schedule lists all current employees of the Companies (“Employees”) as of the date hereof, their permanent classifications (if applicable), their terms and conditions, their hourly rates of compensation, base salaries, their total 2012 annual compensation and projected 2013 compensation, and the commencement date of their employment or engagement.  To the Actual Knowledge of the Seller and the Companies, no officer of any Company has notified any Seller of an intention to terminate employment or engagement with a Company.

(b)           Neither Seller nor any Company is delinquent in payments to any Employees or independent contractors for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees or independent contractors, (ii) there is no unfair labor practice complaint or, to the Actual Knowledge of the Seller or any Company, investigation against any Company or Seller currently pending before the National Labor Relations Board or any other Governmental Entity, or, to the Actual Knowledge of the Seller, which has been threatened against any Company or Seller, and (iii) there is no labor strike, unrest, material dispute, slowdown or stoppage actually pending or, to the Actual Knowledge of the Seller or any Company, which has been threatened against or involving a Company.

(c)           Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) result in any bonus payment or severance payment becoming due to any Employee from any Seller or the Companies, under any Benefit Plan or otherwise; (ii) increase any benefits otherwise payable to any Employee under any Benefit Plan or otherwise; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

(d)           No Employee has any agreement as to length of notice or severance payment required to terminate his or her employment, including on a change of control, other than such as results by Law from the employment of an employee without an agreement as to notice or severance.

(e)           The Companies, as operated by the Seller, have not engaged in layoffs or employment terminations sufficient in number to trigger application of the federal Worker Adjustment and Retraining Notification Act (“WARN”) or any similar state or local law (including, but not limited to, any State WARN Acts).

Section 3.20                      Tax Matters.

(a)           Seller and Companies have, as of the date hereof, and will prior to Closing have, correctly and properly prepared, and duly and timely filed, all Tax Returns required to be filed by it prior to such dates and have duly and timely paid, or will prior to Closing duly and timely pay, all Taxes due (whether or not shown on any Tax Return), including all withholding or other payroll related taxes.  The Businesses shall not become subject to any additional Taxes with respect to taxable periods (or partial periods) which end on or before the Closing Date.  No assessments or notices of deficiency have been received by the Companies with respect to any Tax Returns which the Seller have filed in connection with the Businesses which have not been paid in full, completely discharged or fully reserved in the Interim Financial Statements.  There are no agreements between any Company and any taxing authority, including, without limitation, the Internal Revenue Service, waiving or extending any statute of limitations for assessment or collection of any Tax which the Business has filed which remain in effect as of the date hereof.

(b)           Each Seller has timely withheld proper and correct amounts in compliance with all applicable Laws requiring the withholding of Taxes in connection with the Companies and has duly and timely paid and remitted to the appropriate taxing authorities the amounts so withheld.

(c)           No issue has been raised by the Internal Revenue Service or any state or local taxing authority in connection with any Tax Return which any Seller has filed that will have, or can be expected to have, an adverse effect on the Tax liability of a Company for any taxable year which, as of the date hereof, remains open for assessment.

(d)           The Interim Financial Statements include, and the accounts of the Companies will include, for all periods up to and including the Closing Date (including the final partial period which ends on such date), adequate provision for all unpaid Taxes of the Businesses for taxable periods (or portions thereof) ending on or before the Closing.  Seller shall be solely responsible for Taxes for all periods prior to the Closing Date.

(e)           The Companies are not, nor at any point since there organization have been a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code.

(f)           No Company is not a party to a tax sharing agreement.

As used herein, “Taxes” shall mean any and all taxes (including, without limitation, income, withholding, transfer, ad valorem and franchise taxes and any alternative minimum taxes to the extent applicable), charges, fees, levies or other assessments, imposed by the Internal Revenue Service or any taxing authority, and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.  As used herein, “Tax Returns” shall mean any report, return, document or other filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes.

Section 3.21                      Compliance with Laws.  The Companies and Seller are in compliance with all laws.  No fact, circumstance, condition or situation exists which, after notice or lapse of time or both, would constitute material noncompliance by or give rise to any future liability of a Company or Seller with respect to any Laws heretofore or currently in effect.  Neither the Companies nor Seller are, to the Actual Knowledge of Seller, required to make any unusual expenditure to achieve or maintain compliance with any Laws.  Neither the Companies nor Seller are required to obtain any permits, or file any notices, applications or reports that have not been properly obtained or filed.  Neither the Companies nor Seller have received notice of any violation of any Law, or any potential liability under any law, nor are the Companies or Seller aware of any such violation or potential liability.  Neither the Companies nor Seller are aware of any present requirement of any applicable Law which is due to be imposed on a Company, including the Real Property, that is reasonably likely to increase the cost of materially complying with such Laws.

Section 3.22                      Accounts Receivable.  To the Actual Knowledge of the Seller, the Receivables shown in the books of the Companies represent bona fide sales actually made in the ordinary course of business and, subject to the allowance for doubtful accounts set forth in the Interim Financial Statements, are, in aggregate, collectible in the ordinary course of business without setoff or counterclaim.

Section 3.23                      OSHA, ADA and FTC.  The Businesses are, in compliance with all requirements of the Occupational Safety and Health Act and, to the knowledge of the Seller, the Americans with Disabilities Act pertaining to the operations used in the Businesses.

Section 3.24                      No Brokers.  Seller and any of their respective officers or directors have not employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement.

Section 3.25                      Full Disclosure.  None of the representations and warranties made by the Seller or made in any document, schedule, certificate, memorandum or in any information of any kind furnished, or to be furnished by the Seller, or on the behalf of any of them, contains or will contain any false statement of a material fact, or omits or will omit any material fact the omission of which would be misleading.

ARTICLE IV

Representations and Warranties of the Buyer

The Buyer hereby represents and warrants to the Seller as of the date hereof and as of the Closing Date as follows:

Section 4.1                      Existence. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

Section 4.2                      Authority and Status.  The Buyer has the right, power, legal capacity, and authority to enter into, and perform the Buyer’s obligations under this Agreement and the other agreements, documents and instruments entered into by the Buyer in connection with this Agreement (this Agreement together with such other agreements, documents and instruments (the “Buyer Agreements”) without the consent of any person, entity or court, agency or authority.  The Buyer Agreements constitute, or will, when executed and delivered, constitute the valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms.

Section 4.3                      Absence of Violations or Conflicts.  The execution and delivery by the Buyer of this Agreement and the other Buyer Agreements, the consummation by the Buyer of the transactions contemplated herein and therein, and the performance by or compliance with its obligations hereunder or thereunder will not constitute a violation of, be in conflict with, constitute a default under or result in the creation or imposition of any lien in, upon or with respect to any of its assets under (a) any term or provision of the Buyer’s formation certificate (and all amendments thereto) or operating agreement (and all amendments thereto) of the Buyer, (b) any judgment, decree or order of any court or governmental agency, (c) any agreement, commitment or understanding to which the Buyer is a party or to which the Buyer or its assets or liabilities are subject or bound, or (d) any statute, law, rule, regulation, release or other official pronouncement.

ARTICLE V

Covenants

Section 5.1                      Reasonable Efforts.  Subject to the terms and conditions of this Agreement, each of the Parties hereto agrees to use reasonable efforts, to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, all things necessary and appropriate to satisfy all conditions of and to consummate the transactions contemplated by this Agreement, including cooperating with the other parties to this Agreement.

Section 5.2                      Pre-Closing Access to Restricted Information.  Until the Closing Date, the Seller shall permit representatives of the Buyer (including employees, agents and financial and legal representatives of Buyer) for purpose of inspecting and evaluating to have reasonable access, at reasonable times, to all material premises, properties (including the Real Property), books, financial, Tax and accounting records, contracts and documents of or pertaining to the Companies and all personnel employed by the Companies.  In addition, Buyer shall have the right to have the Real Property inspected, which such inspection shall include a Phase I environmental audit of the Real Property for determining the physical condition of the Real Property. Buyer agrees to indemnify Seller in the event of any Losses incurred by the Companies prior to the Closing Date occasioned by the negligence or intentional misconduct or omissions of any representative of the Buyer during the course of its due diligence. Buyer agrees to use its commercially reasonable efforts to have any third party contract entered into by Buyer following the date hereof for the providing of due diligence services for Buyer in relation to the transactions contemplated by this Agreement to contain a clause indemnifying Seller and the Companies against the gross negligence of the third party contractor.

Section 5.3                      Breach of Representations and Warranties; Updated Schedules.

(a)           Promptly upon becoming aware of any breach of (i) any fact or condition which constitutes a material breach of any of the representations or warranties of the Seller contained in or referred to in this Agreement or (ii) the occurrence of any event that would constitute, or could reasonably be expected to cause or result in, a material breach of any of the representations and warranties of the Seller contained in or referred to in this Agreement, the Seller shall give detailed written notice thereof to the Buyer and shall use commercially reasonable efforts to remedy the same.

(b)           At any time, and from time to time, prior to the Closing, the Seller shall supplement or amend any Disclosure Schedule with respect to any material fact, matter or circumstance that the Seller learn of and that is required to make each representation and warranty set forth in Article III accurate as of the date such supplement or amendment is made (the “Updated Schedules”).  Such Updated Schedules will be accompanied by a written statement that unless such schedules are accepted, Seller will not be able to deliver the certificate referenced in Section 7.2(a).  Buyer may elect to accept the Updated Schedules and proceed to a Closing and in such circumstance such Updated Schedules shall amend the Disclosure Schedule as if disclosed on the date of this Agreement for the purposes of any indemnification rights existing under Article VIII hereto.  In the event Buyer does not elect to accept the Updated Schedules, such Updated Schedules shall not be effective to amend the Disclosure Schedule or the representations and warranties thereto and Seller shall have the right to terminate this Agreement.

Section 5.4                      Conduct of Business Prior to the Closing Date.

(a)           Except as expressly permitted by this Agreement or with the prior written consent of Buyer, which consent will not be unreasonably withheld during the period from the date of this Agreement to the Closing Date, Seller shall cause the Companies to (i) conduct the Businesses in the ordinary course of business and in compliance in all material respects with all applicable Laws; (ii) use commercially reasonable efforts to maintain and preserve intact its business organization, its management, the Real Property and advantageous business relationships with its customers, suppliers and others having business dealings with it and retain the services of its officers and key employees, (iii) cooperate with Buyer and take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of Seller or Buyer to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby and (iv) not take any action which might cause any representation or warranty under Article III to become untrue.

(b)           Without limiting the generality of Section 5.4(a) above, during the period from the date of this Agreement to the Closing Date, except as set forth in Schedule 5.4(b) of the Disclosure Schedule or as otherwise permitted by this Agreement, the Companies shall not and the Seller shall not permit the Businesses to, without the prior written consent of Buyer, which consent shall not be unreasonable withheld:

(i)           incur any indebtedness for borrowed money, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person;

(ii)           (a) except in the ordinary course of business consistent with past practice, increase in any material manner the compensation or benefits including severance benefits of any Employees, (b) pay any pension, severance or retirement benefits to Employees, or, (c) become a party to, establish, amend, commence, participate in, terminate or commit itself to the adoption of any Benefit Plan;

(iii)           sell, transfer, pledge, lease, grant, license, mortgage, pay, encumber or otherwise dispose of any of its properties or assets to any Person, or create any Lien of any kind with respect to any such property or asset, including the Real Property, other than a Permitted Lien, or cancel, release or assign any indebtedness to any such Person or any claims held by any such Person, in each case other than in the ordinary course of business or pursuant to contracts in force at the date of this Agreement;

(iv)           enter into any new line of business or change in any material respect its operating policies, except as required by applicable Law;

(v)           transfer ownership, or grant any license or other rights, to any person or entity of or in respect of any Intellectual Property;

(vi)           acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other Person;

(vii)           amend the organizational documents of a Company, or terminate, amend or waive any provisions of any confidentiality or standstill agreements in place with any third parties;

(viii)           (a) amend or otherwise modify, or violate the terms of, or terminate, any Material Contract, (b) create, renew or amend any agreement or contract, other than in the ordinary course of business and cancellable without penalty on not more than thirty (30) days notice or, except as may be required by applicable Law, other binding obligation of the Companies containing (1) any material restriction on the ability of it to conduct the Businesses as they are presently being conducted or (2) any material restriction on the ability of the Companies to engage in any type of activity or business or (c) enter into any new, or amend any existing, contract, agreement or arrangement with any affiliate;

(ix)           commence or settle any claim, action or proceeding in excess of $5,000 individually or $10,000 in the aggregate; provided all settlements must be completed prior to Closing;

(x)           take any action or willfully fail to take any action that is intended, or may reasonably be expected, to result in any of the conditions to this Agreement set forth in Article VII not being satisfied;

(xi)           make any capital expenditure in excess of $2,000 in the aggregate or enter into any contract or commitment therefore,;

(xii)           enter into any contract for the purchase, sale or lease of real property in the ordinary course of business;

(xiii)           fail to keep in force insurance policies providing insurance coverage with respect to the assets, operations and activities of the Companies as currently in effect; or

(xiv)           agree to take, make any commitment to take, or adopt any resolutions of its board of directors or members in support of, any of the actions prohibited by, or any material action in furtherance of any of the actions prohibited by, this Section 5.4(b).

Section 5.5                      Regulatory Approvals; Third Party Consents.

(a)           Each party shall use its commercially reasonable efforts to obtain each consent of, and filing with, a Governmental Entity, which if not obtained or made is reasonably likely to have a material adverse effect on the ability of the parties to consummate the transactions contemplated by this Agreement.

(b)           Prior to Closing, and to the extent necessary, the Buyer shall use commercially reasonable efforts to obtain all those consents and waivers.  The Seller shall use commercially reasonable efforts to provide cooperation and assistance in this regard.  From and after the Closing, the Buyer shall be responsible for obtaining any consents and waivers referred to above and the Seller shall use commercially reasonable efforts to provide cooperation and assistance in this regard.

Section 5.6                      Insurance.  The Seller and Companies will up to and including the Closing Date maintain in full force and effect the existing policies of insurance with respect to the Real Property and the Business.

Section 5.7                      Post Closing Transfers.  Immediately after the Closing, the Buyer shall assume financial responsibility as of the Closing Date for all utilities, internet services, facsimile numbers, wired telephone numbers and listings, agreements, leases and any other third party services (“Third Party Services”) used in the Businesses.  Should financial responsibility for Third Party Services be in the name of the Seller and such services fail to be transferred within thirty (30) days after the Closing Date, the Seller may terminate those Third Party Services without liability of any kind to the Buyer.

Section 5.8                      No Negotiation. Until such a time as this Agreement shall be terminated pursuant to Section 7.4 hereof, none of the Seller or any Company shall directly or indirectly solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any information to or consider the merits of any inquiries or proposals from any Person (other than Buyer) relating to any business combination, or transaction involving any of the Businesses, or the Real Property.  The Seller shall notify Buyer of any such inquiry or proposal within seventy two (72) hours of receipt or awareness of the same by any of the Seller or any Company.  Such notice shall specify the name and address of the person who sent the inquiry and date of the inquiry.

Section 5.9                      Benefit Plans.  Buyer shall not assume pursuant to this Agreement or otherwise any Benefit Plans.

Section 5.10                      Satisfaction of Retained Liabilities.  Seller shall assume or satisfy in full all of the Retained Liabilities.

Section 5.11                      Confidentiality.  At all times from and after the Closing Date, each Party shall keep secret and maintain in confidence, and shall not use for its benefit or for the benefit of others, any Confidential Information (and any information that would be deemed Confidential Information except that such information is in the public domain in whole or in part due to action of any Seller following the Closing).  The foregoing shall not prohibit disclosure of such information (i) as is required by Law, provided that (A) such Party informs the other Party in writing of such requirement or obligation prior to its disclosure so that a protective order or other appropriate remedy may be obtained by the non-disclosing Party, and (B) disclosure is thereafter made only to the extent to which the disclosing Party is obligated, but not further or otherwise, (ii) as is necessary to prepare Tax Returns (including Tax Returns of the Seller or of any of its Affiliates) or other filings with Governmental Entities or to defend or object to any reassessment of Taxes, (iii) as is necessary for the Parties (or its representatives) to prepare and disclose, as may be required, accounting statements or (iv) to assert or protect any rights of a Party hereunder or under any applicable Law.  For purposes hereof, “Confidential Information” means any information concerning the business and affairs of the Company that is known to such Party, prior to the Closing or becomes known to a Party following the Closing in connection with this Agreement except for any such information (i) that is already available to the public or (ii) becomes available to the public not in violation of this Section 5.11 of this Agreement.

Section 5.12                      Further Assurances.  After the Closing Date, each Party will, at its expense, execute and do all such further deeds, acts, things, and assurances that may be requisite in the opinion of counsel for the other Party for carrying out the intention of, or facilitating the performance of, the terms of this Agreement.

ARTICLE VI

[Intentionally Omitted]

ARTICLE VII

Conditions to Closing

Section 7.1                      Conditions to Each Party’s Obligation.  The respective obligations of the parties to effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a)           No Injunctions or Restraints; Illegality.  No order, injunction or decree issued by any court or agency of competent jurisdiction or other Law preventing or making illegal the consummation of any of the transactions contemplated by this Agreement shall be in effect.

(b)           No Litigation.  There shall not be pending any suit action or proceeding by or before the Closing Date by or before any Governmental Entity challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement or seeking damages in connection therewith.

Section 7.2                      Conditions to Obligations of the Buyer.

(a)           Representations and Warranties.  The representations and warranties of the Seller set forth in this Agreement shall be true and correct in all material respects (except for those representations and warranties which are qualified by materiality which shall be true and correct in all respects) on and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date).

(b)           Performance of Obligations of Seller.  Seller shall have complied in all material respects with the covenants and agreements to be performed by or complied with under this Agreement at or prior to the Closing Date.

(c)           No Material Adverse Effect.  There shall not have been any event or condition since the date of this Agreement which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect.

(d)           Consents.  The consents set forth on Schedule 5.5(b) shall have been obtained and the required notices and filings set forth on Schedule 5.5(b) shall have been made.

(e)           Governmental Filings and Permits.  All filings or registrations with any Governmental Entity which are required for or in connection with the ownership of the Real Property by the Buyer and the consummation of the transactions contemplated hereby shall have been obtained or made.

(f)           Closing Deliveries.  Each of the items required to be executed and delivered to Buyer pursuant to Section 9.1 shall have been so executed and delivered or ready to be delivered.

Section 7.3                      Conditions to Obligations of the Seller.  The obligation of the Seller to effect the transactions contemplated hereby is also subject to the satisfaction or waiver by the Seller, at or prior to the Closing Date, of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects (except for those representations and warranties which are qualified by materiality which shall be true and correct in all respects) on and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date); and Seller shall have received a certificate signed on behalf of Buyer by the Chief Executive Officer or the Chief Financial Officer of Buyer to the foregoing effect.

(b)           Performance of Obligations of Buyer.  Buyer shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c)           Closing Deliveries.  Each of the items required to be executed and delivered to the Seller pursuant to Section 9.2 shall have been so executed and delivered or ready to be delivered.

(d)           Purchase Price.  Buyer shall have tendered via wire transfer the Purchase Price in accordance with Section 1.2(b) hereto.

Section 7.4                      Termination.  This Agreement may be terminated as follows:

(a)           by Buyer if a material breach of any provision of this Agreement has been committed by any of the Seller and such breach has not been waived by Buyer;

(b)           by the Seller if a material breach of any provisions of this Agreement has been committed by the Buyer and such breach has not been waived by the Seller;

(c)           by mutual consent of the Buyer and the Seller;

(d)           by Buyer if the Seller have not been able to satisfy the conditions of closing on or before February 28, 2014, or such later date as the parties may agree upon, unless the Buyer is in material breach of this Agreement; provided, however, Buyer shall have the right by providing written notice to Seller to extend the Closing Date up to sixty (60) additional days in order to receive any federal, state or local regulatory approval for this transaction.

(e)           by the Seller if Buyer has not been able to satisfy its conditions to Closing on or before February 28, 2014, or such later date as the Parties may agree upon, unless the Seller are in material breach of this Agreement.

ARTICLE VIII

Indemnification

Section 8.1                      Survival.  The representations and warranties of the parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until the twelve (12) month anniversary of the Closing Date.  The covenants and agreements of the parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing indefinitely or for the period explicitly specified therein.  Notwithstanding the preceding sentences, any breach of a representation or warranty or any covenant or agreement in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentences, if the indemnified party shall have given to the indemnifying party notice of the inaccuracy or breach or other matter giving rise to such right of indemnity prior to such time.

Section 8.2                      Indemnification by Seller.  Seller shall defend, indemnify and hold harmless Buyer and its affiliates, and their respective officers, directors, employees, agents, advisors and other representatives (collectively, the “Buyer Indemnitees”) from and against, and pay or reimburse the Buyer Indemnitees for, any and all damage, loss, liability, expense, action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, injunction, judgment, order, decree, ruling, due, penalty, fine, cost, amount paid in settlement, obligation, Tax, lien, expense and fee, including court costs (including reasonable expenses of investigation, enforcement and collection, reasonable attorneys’ accountants’ and other professional fees and expenses incurred in connection with any litigation) whether or not involving a Third Party Claim (collectively, “Losses”), resulting from or arising out of (a) any inaccuracy in or breach of any representation or warranty of Seller in this Agreement or any certificate delivered by Seller in connection hereto, (b) any failure of any Seller or any affiliate to perform any covenant or agreement under this Agreement, (c) any Retained Liability, (d) any defect in title on the Real Property which is not a Permitted Lien unless such defect is covered by title insurance and such defect does not appear as a lien, exception or encumbrance or other defect on the title, (e) any suit, action, proceeding, claim or investigation pending or threatened against or affecting the Companies that arose from any matter or state of facts existing prior to the Closing, regardless of whether it is disclosed on the Schedules, or (f) any claim, demand, action, proceeding or lawsuit made or filed by any trustee or receiver or other interested party in connection with or as a result of or otherwise following the insolvency, reorganization or bankruptcy of any Seller, whether made or filed as part of formal bankruptcy or reorganization proceedings or otherwise, which claim, demand, action, proceeding or lawsuit in any way challenges, seeks to set aside or deprive Buyer of the benefits of the transaction contemplated by this Agreement.

Section 8.3                      Indemnification by Buyer.  Buyer shall defend, indemnify and hold harmless Seller and their respective officers, directors, employees, agents, advisers and representatives (collectively, the “Seller Indemnitees”) from and against, and pay or reimburse the Seller Indemnities for, any and all Losses resulting from or arising out of (a) any inaccuracy in or breach of any representation or warranty of Buyer in this Agreement or any certificate delivered by Buyer in connection hereto, (b) any failure of Buyer to perform any covenant or agreement under this Agreement; (c) any Accepted Liability; (d) any suit, action, proceeding, claim or investigation pending or threatened against or affecting the Companies that arose from any matter or state of facts existing after the Closing Date which did not exist prior to the Closing Date, or (e) any claim, demand, action, proceeding or lawsuit made or filed by any trustee or receiver or other interested party in connection with or as a result of or otherwise following the insolvency, reorganization or bankruptcy of Buyer whether made or filed as part of a formal bankruptcy or reorganization proceeding or otherwise, which claim, demand, action or proceeding or lawsuit in any way challenges, seeks to set aside or deprives Seller of the benefits of the transactions contemplated by this Agreement.

Section 8.4                      Certain Limitations.

(a)           Seller shall not be required to indemnify Buyer Indemnitees for Losses in excess of the Purchase Price (“CAP”), other than any Excluded Representation, Retained Liability or fraud on the part of any Seller.  Seller obligations to indemnify under this Article shall be based joint and several.

(b)           Buyer shall not be required to indemnify Seller Indemnitees for Losses in excess of the CAP other than with respect to fraud on the part of Buyer.

Section 8.5                      Third Party Claim Procedures.  In the case of any claim asserted by a third party (a “Third Party Claim”) against a party entitled to indemnification under this Agreement (an “Indemnified Party”), notice shall be given by the Indemnified Party to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has Actual Knowledge of such Third Party Claim, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party and so long as the Indemnifying Party acknowledges in writing its obligation to indemnify, subject to the limitations contained in Section 8.4, the Indemnified Party for Losses related to such Third Party Claim) to assume the defense of such Third Party Claim, provided that (a) counsel for the Indemnifying Party who shall conduct the defense of such Third Party Claim shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and (b) the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such failure results in a lack of actual notice to the Indemnifying Party and such Indemnifying Party is materially prejudiced as a result of such failure to be given notice. The notice provided to the Indemnifying Party shall describe the Third Party Claim in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Losses that has been or may be suffered.  If the Indemnifying Party does not assume the defense of such Third Party Claim within twenty (20) days of notice thereof, the Indemnified Party shall be entitled to assume and control such defense in any manner it reasonably may deem appropriate.  In the event the Indemnifying Party has assumed the defense of such Third Party Claim within twenty (20) days of notice thereof, the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).  Except with the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed, no Indemnifying Party, in the defense of any such Third Party Claim, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of an irrevocable release from all liability and wrongdoing with respect to such Third Party Claim.  Seller and Buyer shall cooperate in the defense of any Third Party Claim subject to this Article VIII and the records of each shall be reasonably available to the other with respect to such defense.

Section 8.6                      Direct Claims.  In any case in which an Indemnified Party seeks indemnification hereunder which does not involve a Third Party Claim, the Indemnified Party shall notify the Indemnifying Party in writing of any Losses that such Indemnified Party claims are subject to indemnification under the terms hereof.  Any dispute concerning such direct claims shall be resolved in accordance with the provisions of Section 10.2 hereof. The failure of the Indemnified Party to exercise promptness in such notification shall not amount to a waiver of such claim unless and only to the extent that such Indemnifying Party is materially prejudiced as a result of such failure to be given notice.

ARTICLE IX

Closing Documents

Section 9.1                      Delivery of Closing Documents by the Seller.  On or before the Closing Date, the Seller will deliver to the Buyer or its counsel the following, in form and substance satisfactory to the Buyer and its counsel:

(a)           certificate of good standing of each of the Companies;

(b)           certificate indicating the total amount of the Receivables of each Company as of the Closing Date;

(c)           An original executed Stock Certificate and Stock Power Certificate (“Stock Power”) for Seller in the form attached as Exhibit “H”;

(d)           Such further instructions, documents and information as Buyer, Seller or Companies may reasonably request as necessary to consummate the purchase and sale contemplated by this Agreement and carry out the intent and purposes of the parties as set forth in this Agreement and to comply with all applicable laws and regulations.

Section 9.2                      Delivery of Closing Documents by the Buyer.  On or before the Closing Date, the Buyer will deliver to the Companies or their counsel the following, in form and substance satisfactory to the Seller and their counsel:

(a)           certificate of good standing of the Buyer;

(b)           An original executed Stock Certificate and Stock Power Certificate (“Stock Power”) for Buyer in the form attached as Exhibit “I”;

(c)           Such other documents that may be necessary or appropriate to carry out the terms and intentions set forth herein.

ARTICLE X

Miscellaneous

Section 10.1                      Notices.  All notices provided for hereunder shall be in writing and shall be deemed to be given:

(a)           When delivered to the individual, or to an officer of the company, to which the notice is directed;

(b)           Three (3) days after the same has been deposited in the United States mail, sent Certified or Registered mail with Return Receipt Requested, postage prepaid and addressed as provided in this Section; or

(c)           When delivered by a generally recognized overnight delivery service (including United States Express Mail), with receipt acknowledged and with all charges prepaid by the sender addressed as provided in this Section.  Notices shall be directed as follows:

(1)           if to Seller to:

SERE HOLDINGS, LLC
8880 W. Sunset Road
Third Floor
Las Vegas, NV 89148
Attn: Lance Bradford

(2)           if to the Buyer, to:

MVP REIT, INC.
12730 High Bluff Drive, Suite 110
San Diego, California 92130
Attn: Daniel Stubbs
dstubbs@mvpmortgage.com

with a copy to:

Ira S. Levine, Esq.
Levine Garfinkel & Eckersley
8880 W. Sunset Road, Suite 290
Las Vegas, Nevada 89148

or at such other place or places or to such other person or persons as shall be designated by like notice by any party hereto.

Section 10.2                      Expenses.  Each party hereto shall pay its own expenses, including without limitation, fees and expenses of its agents, representatives, counsel, auditors, and accountants, incidental to the preparation and carrying out of this Agreement.

Section 10.3                      Knowledge.  When any representation or warranty is qualified by “to the Actual Knowledge of the Seller” or “Seller Actual Knowledge” or any other similar phase, it shall mean the actual knowledge of (a) Stable Development, Ltd. and (b) the knowledge or awareness which a prudent business person would have obtained in the conduct of his or her business after making a reasonably diligent inquiry with respect to the particular matter in question.

Section 10.4                      Parties in Interest.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.  This Agreement shall not be assigned by any party hereto without the prior written consent of the other parties.  Nothing in this Agreement, expressed or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement.

Section 10.5                      Legal Fees and Costs.  In the event of any disputes or controversies arising from the Agreement or its interpretation, the party or parties prevailing in a court of competent jurisdiction or receiving a settlement payment will be entitled to receive reasonable legal fees and costs incurred in connection with same.  Each party will have the right to choose its own counsel in connection with any such matter, with all reasonable legal fees and related costs to be reimbursed by the party that does not prevail in the dispute or controversy.

Section 10.6                      Entire Agreement; Amendment.

(a)           This Agreement together with the other agreements provided for herein embody the whole agreement of the parties.  There are no promises, terms, conditions, or obligations other than those contained herein.  All previous negotiations between the parties, either verbal or written, not herein contained are hereby withdrawn and annulled.  This Agreement shall supersede all previous communications, representations, or agreements, either verbal or written, between the parties hereto.

(b)           This Agreement may not be amended except by an instrument in writing signed on behalf of the Seller and the Buyer.

Section 10.7                      Captions; Counterparts.  The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  No provision of this Agreement will be interpreted in favor of, or against, either of the parties to this Agreement by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 10.8                      Governing Law.  This Agreement shall be construed and enforced in accordance with the internal substantive laws of the State of Nevada, without regard to its principles of conflict of laws.

Section 10.9                      Severability.  If a court of competent jurisdiction or an arbitrator should find any term or provision of this Agreement to be unenforceable and invalid by reason of being overly broad, the parties agree that the court shall limit the scope or duration of such provision to the maximum enforceable scope or duration allowed by law.  Any term or provision deemed by a court of competent jurisdiction to be unenforceable and invalid for any other reason shall be severed from this Agreement, and the remainder of this Agreement shall continue in full force and effect.

(signature page to follow)

IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement on the date first above written.

BUYER:

MVP REIT, INC.,
a Maryland corporation

By:
      Michael V. Shustek, President

SELLER:

SERE HOLDINGS, LLC
a Nevada limited liability company

By:
      Name: Lance Bradford
      Title: Manager

Exhibit A

Legal Description – Bldg. A Real Property

BEING A PORTION OF LOT ONE (I) OF VILLAGE BUSINESS PARK, A COMMERCIAL SUBDIVISION, AS SHOWN BY MAP THEREOF ON FILE IN BOOK 137, PAGE 58 OF PLATS, IN THE CLARK COUNTY RECORDER'S OFFICE, CLARK COUNTY, NEVADA, LYING WITHIN THE SOUTHWEST QUARTER (SW \4) OF THE SOUTHEAST QUARTER (SE \4) OF SECTION 32, TOWNSHIP 21 SOUTH, RANGE 60 EAST, M.D.M., CLARK COUNTY, NEVADA, DESCRIBED AS FOLLOWS: BEGINNING AT THE SOUTHEAST CORNER (SE COR) OF SAID LOT ONE (I), SAID BEING ON THE NORTHERLY RIGHT -OF-WA Y LINE OF SUNSET ROAD (WIDTH VARIES); THENCE ALONG SAID NORTHERLY RIGHT-OF-WA Y LINE,
NORTH 82°10'38" WEST, 341.02 FEET; THENCE SOUTH 89°11 '58" WEST, 102.77 FEET TO A POINT ON THE EASTERLY RIGHT-OF-WAY LINE OF CLARK COUNTY ROUTE 215 (WIDTH VARIES); THENCE ALONG SAID EASTERLY RIGHT-OF-WAY LINE, NORTH 27°21 '30" WEST, 348.26 FEET; THENCE
DEPARTING SAID EASTERLY RIGHT -OF-WAY LINE, NORTH 62°38'30" EAST, 34.95 FEET; THENCE SOUTH 27°21 '30" EAST, 245.00 FEET; THENCE NORTH 62°38'30" EAST, 100.05 FEET; THENCE NORTH 27°21 '30" WEST, 24.01 FEET; THENCE NORTH 62°38'30" EAST, 43.25 FEET; THENCE NORTH 27°21 '30"
WEST, 250.29 FEET; THENCE NORTH 62°38'30" EAST, 29.94 FEET; THENCE SOUTH 27°21 '30" EAST, 159.10 FEET; THENCE NORTH 89°11 '58" EAST, 313.31 FEET; THENCE SOUTH 00°37'22" EAST, 63.50 FEET; THENCE SOUTH 89°22'38" EAST, 27.00 FEET TO A POINT ON THE EASTERLY LINE OF SAID LOT ONE (1); THENCE ALONG SAID EASTERLY LINE, SOUTH 00°37'22" WEST, 316.03 FEET
TO THE POINT OF BEGINNING. SAID LAND BEING FURTHER DESCRIBED AS LOT I-A OF RECORD OF
SURVEY IN FILE 166, PAGE 84, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA, AND RECORDED mL Y 16, 2007 IN BOOK 20070716 AS DOCUMENT NO. 01442, OFFICIAL RECORDS.

NON-EXCLUSIVE EASEMENTS FOR VEHICULAR AND PEDESTRIAN INGRESS AND EGRESS OVER AND ACROSS THE COMMON AREAS OF THE ABOVE REFERENCED COMMERCIAL SUBDIVISION, AS SET FORTH IN AND SUBJECT TO THE TERMS AND PROVISIONS OF THAT CERTAIN DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS AND RESERVATION OF EASEMENTS FOR VILLAGE BUSINESS PARK, RECORDED mL Y 30, 2007 IN BOOK 20070730, AS DOCUMENT NO. 04196, OFFICIAL RECORDS.

Exhibit B

Legal Description – SEPI Real Property

PARCEL 1:

BEING A PORTION OF LOT ONE (I) OF VILLAGE BUSINESS PARK, A COMMERCIAL SUBDIVISION, AS SHOWN BY MAP THEREOF ON FILE IN BOOK 137, PAGE 58 OF PLATS, IN THE CLARK COUNTY RECORDER'S OFFICE, CLARK COUNTY, NEVADA, LYING WITHIN THE SOUTHWEST QUARTER (SWII.T) OF THE SOUTHEAST QUARTER (SEII.T) OF SECTION 32, TOWNSHIP 21 SOUTH, RANGE 60 EAST, M.D.M., CLARK COUNTY, NEVADA, DESCRIBED AS FOLLOWS: BEGINNING AT THE NORTHWEST COMER (NW COR.) OF SAID LOT ONE (1), SAID BEING ON THE SOUTHERLY RIGHT-OFWAY LINE OF POST ROAD (WIDTH VARIES); THENCE ALONG SAID SOUTHERLY RIGHT-OF-WAY LINE, NORTH 89" 17' 18" EAST, 311.26 FEET; THENCE DEPARTING SAID SOUTHERLY RIGHT-OF-WAY LINE, SOUTH 00"37'55" WEST, 314.96 FEET; THENCE NORTH 89"22'05" WEST, 156.50 FEET; THENCE NORTH 00"37'55" EAST, 144.95 FEET; THENCE NORTH 89"22 '05" WEST, 99.00 FEET; THENCE NORTH 00"3.7'55" EAST, 122.95 FEET; THENCE NORTH 89"21 '33" WEST,. 55.69 FEET TO A POINT ON THE WESTERLY LINE OF SAID LOT ONE (1); THENCE ALONG THE WESTERLY LINE OF SAID LOT
ONE (1), NORTH 00"38'27" WEST, 39.76 FEET TO THE POINT OF BEGINNING. SAID LAND BEING FURTHER DESCRIBED AS LOT L-E OF RECORD OF SURVEY IN FILE 166, PAGE 84, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA, AND RECORDED JULY 16, 2007 IN BOOK 20070716 AS DOCUMENT NO. 01442, OFFICIAL RECORDS.

PARCEL TWO (2):
NON-EXCLUSIVE EASEMENTS FOR VEHICULAR AND PEDESTRIAN INGRESS AND EGRESS OVER AND ACROSS THE COMMON AREAS OF THE ABOVE REFERENCED COMMERCIAL SUBDIVISION, AS SET FORTH IN AND SUBJECT TO THE TERMS AND PROVISIONS OF THAT CERTAIN DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS AND RESERVATION OF EASEMENTS FOR VILLAGE BUSINESS PARK, RECORDED JULY 30, 2007 IN BOOK 20070730 , AS DOCUMENT NO. 4196, OFFICIAL RECORDS.

Exhibit C

Legal Description – Bldg. C Real Property

PARCEL l:
BEING A PORTION OF LOT ONE (I) OF VILLAGE BUSINESS PARK, A COMMERCIAL SUBDIVISION, AS SHOWN BY MAP THEREOF ON FILE IN BOOK 137, PAGE 58 OF PLATS, IN THE CLARK COUNTY RECORDER'S OFFICE, CLARK COUNTY, NEV ADA, LYING WITHIN THE SOUTHWEST QUARTER (SW 'l\) OF THE SOUTHEAST QUARTER (SE 'l\) OF SECTION 32, TOWNSHIP 21 SOUTH, RANGE 60 EAST, M.D.M., CLARK COUNTY, NEVADA, DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHWEST CORNER (NW COR) OF SAID LOT ONE (I), SAID BEING ON THE SOUTHERLY RIGHT -OF-WAY LINE OF POST ROAD (WIDTH V ARIES); THENCE ALONG SAID SOUTHERLY RIGHT -OF-WAY LINE,
NORTH 89° 17' 18" EAST, 311.26 FEET TO THE POINT OF BEGINNING: THENCE NORTH 89°17'18" EAST, 27.01 FEET; THENCE DEPARTING SAID SOUTHERLY RIGHT-OF-WAY LINE AND ALONG THE EASTERLY LINE OF SAID LOT ONE (1), SOUTH 00°37'55" WEST, 651.47 FEET; THENCE NORTH 89°14'38" EAST, 208.34 FEET; THENCE DEPARTING SAID EASTERLY LINE, SOUTH 00°37'22"
WEST, 52.11 FEET; THENCE SOUTH 89°11'58" WEST, 160.52 FEET; THENCE SOUTH 00°48'02" EAST, 167.50 FEET; THENCE NORTH 89°11'58" EAST, 25.09 FEET; THENCE SOUTH 00°48'02" WEST, 38.01 FEET; THENCE SOUTH 89°11 '58" WEST, 99.47 FEET; THENCE NORTH 27°21 '30" WEST, 159.10 FEET;
THENCE SOUTH 62°38'30" WEST, 29.94 FEET; THENCE SOUTH 27°21 '30" EAST, 250.29 FEET; THENCE SOUTH 62°30'30" WEST, 43.25 FEET; THENCE SOUTH 27°21 '30" EAST, 24.01 FEET; THENCE SOUTH 62°38'30" WEST, 100.05 FEET; THENCE NORTH 27°21 '30" WEST, 245.00 FEET; THENCE SOUTH
62°38' 30" WEST, 34.95 FEET TO A POINT OF THE EASTERLY RIGHT-OF-WAY LINE OF CLARK COUNTY ROUTE 215 (WIDTH VARIES); THENCE ALONG SAID EASTERLY RIGHT-OF-WAY LINE, NORTH 27°21 '30" WEST, \53.74 FEET TO A POINT ON THE WESTERLY LINE OF SAID LOT ONE (1); THENCE DEPARTING SAID EASTERLY RIGHT -OF-WAY LINE AND ALONG THE WESTERLY LINE OF SAID LOT ONE (1), NORTH 00°38'27" EAST, 81.17 A FEET; THENCE DEPARTING THE WESTERLY LINE OF SAID LOT ONE (I), SOUTH 89°22'05" EAST, 72.24 FEET; THENCE NORTH 00°37'55" EAST, \8.00
FEET; THENCE SOUTH 89°22'05" EAST, 82.55 FEET; THENCE NORTH 00°37'55" EAST, \5.00 FEET; THENCE SOUTH 89°22'05" EAST, 137.00 FEET; THENCE NORTH 00°37'55" EAST, 46.76 FEET; THENCE SOUTH 89°22'05" EAST, \9.50 FEET; THENCE NORTH 00°37'55" EAST, 595.63 FEET TO THE POINT OF BEGINNING. SAID LAND BEING FURTHER DESCRIBED AS LOT I-C OF RECORD OF SURVEY IN FILE 166, PAGE 84, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA AND RECORDED JULY 16,2007 IN BOOK 20070716 AS DOCUMENT NO. 01442, OFFICIAL RECORDS.

PARCEL II:

EASEMENTS AS DEFINED IN AND SUBJECT TO THAT "DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS AND RESERVATION OF EASEMENTS FOR VILLAGE BUSINESS PARK" RECORDED JULY 30, 2007 IN BOOK 20070730 AS DOCUMENT NO. 0004196 OF OFFICIAL RECORDS.

Exhibit D

Legal Description – Execusuite Real Property

PARCEL 1:

BEING A PORTION OF LOT ONE (I) OF VILLAGE BUSINESS PARK, A COMMERCIAL SUBDIVISION, AS SHOWN BY MAP THEREOF ON FILE IN BOOK 137, PAGE 58 OF PLATS, IN THE CLARK COUNTY RECORDER'S OFFICE, CLARK COUNTY, NEVADA, LYING WITHIN THE SOUTHWEST QUARTER (SW'/.I) OF THE SOUTHEAST QUARTER (SE) OF SECTION 32, TOWNSHIP 21 SOUTH, RANGE 60 EAST, M.D.M., CLARK COUNTY, NEVADA, DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHWEST CORNER (NW COR.) OF SAID LOT ONE (I), SAID BEING ON THE SOUTHERLY RIGHT OF- WAY LINE OF POST ROAD (WIDTH VARIES); THENCE DEPARTING SAID SOUTHERLY RIGHT-OF-WAY LINE AND ALONG THE WESTERLY LINE OF SAID LOT ONE (I), SOUTH 00"38'27" WEST, 39.76 FEET TO THE POINT OF BEGINNING: THENCE DEPARTING THE WESTERLY LINE OF SAID LOT ONE (I), SOUTH 89"21 '33" EAST, 55.69 FEET; THENCE SOUTH 00"37'55" WEST, 122.95 FEET; THENCE SOUTH 89"22'05" EAST, 99.00 FEET; THENCE SOUTH 00"37'55" WEST, 259.87 FEET; THENCE NORTH 89"22'05" WEST, 49.00 FEET; THENCE SOUTH 00"37'55" WEST, 89.00 FEET; THENCE NORTH 89°22'05" WEST, 50.00 FEET; THENCE SOUTH 00"37'55" WEST, 123.50 FEET; THENCE SOUTH 89°22'05" EAST, 99.00 FEET; THENCE SOUTH 00"37'55" WEST, 15.00 FEET; THENCE NORTH 89°22'05" WEST, 82.55 FEET; THENCE SOUTH 00°37'55" WEST, 18.00 FEET; THENCE NORTH 89°22'05" WEST, 72.24 FEET TO A POINT OF THE
WESTERLY LINE OF SAID LOT ONE (I); THENCE ALONG THE WESTERLY LINE OF SAID LOT ONE (I), NORTH 00°38'27" WEST, 628.33 FEET TO THE POINT OF BEGINNING. SAID LAND BEING FURTHER DESCRIBED AS LOT I-D OF RECORD OF SURVEY IN FILE 166, PAGE 84, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA, AND RECORDED JULY 16,2007 IN BOOK 20070716 AS DOCUMENT NO. 01442, OFFICIAL RECORDS.

PARCEL 2:

NON-EXCLUSIVE EASEMENTS FOR VEHICULAR AND PEDESTRIAN INGRESS AND EGRESS OVER AND ACROSS THE COMMON AREAS OF THE ABOVE REFERENCED COMMERCIAL SUBDIVISION, AS SET FORTH IN AND SUBJECT TO THE TERMS AND PROVISIONS OF THAT CERTAIN DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS AND RESERVATION OF EASEMENTS FOR VILLAGE BUSINESS PARK, RECORDED JULY 25, 2007 IN BOOK 20070725, AS DOCUMENT NO.
_____ -', OFFICIAL RECORDS.

EXHIBIT E

Legal Description – Devonshire Real Property

PARCEL ONE (1):
BEING A PORTION OF LOT ONE (1) OF VILLAGE BUSINESS PARK, A COMMERCIAL SUBDIVISION, AS SHOWN BY MAP THEREOF ON FILE IN BOOK 137, PAGE 58 OF PLATS, IN THE CLARK COUNTY RECORDER'S OFFICE, CLARK COUNTY, NEVADA, LYING WITHIN THE SOUTHWEST QUARTER (SW.) OF THE SOUTHEAST QUARTER (SE.) OF SECTION 32, TOWNSHIP 21 SOUTH, RANGE 60 EAST, M.D.M., CLARK COUNTY, NEVADA, DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHWEST CORNER (NW COR.) OF SAID LOT ONE (1), SAID BEING ON THE SOUTHERLY RIGHT OF-WAY LINE OF POST ROAD (WIDTH VARIES); THENCE ALONG SAID SOUTHERLY RIGHT-OF-WAY LINE, NORTH 89° 17' 18" EAST, 3 I 1.26 FEET; THENCE DEPARTING SAID SOUTHERLY RIGHT-OF-WAY LINE, SOUTH 00°37' 55" WEST, 314.96 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 00°37'55" WEST, 280.66 FEET; THENCE NORTH 89°22'05" WEST, 19.50 FEET; THENCE SOUTH 00°37'55" WEST, 46.76 FEET; THENCE NORTH 89°22'05" WEST, 236.00 FEET; THENCE NORTH 00°37'55" EAST, 123.50 FEET; THENCE SOUTH 89°22'05" EAST, 50.00 FEET; THENCE NORTH 00°37'55" EAST, 89.00 FEET; THENCE SOUTH 89°22'05" EAST, 49.00 FEET; THENCE NORTH 00°37'55" EAST, 114.92 FEET; THENCE SOUTH 89°22'05" EAST, 156.50 FEET TO THE POINT OF BEGINNING. SAID LAND BEING FURTHER DESCRIBED AS LOT 1-F OF RECORD OF SURVEY IN FILE 166, PAGE 84, IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA, AND RECORDED JULY 16, 2007 IN BOOK 20070716 AS DOCUMENT NO.
01442, OFFICIAL RECORDS.

PARCEL TWO (2):

NON-EXCLUSIVE EASEMENTS FOR VEHICULAR AND PEDESTRIAN INGRESS AND EGRESS OVER AND ACROSS THE COMMON AREAS OF THE ABOVE REFERENCED COMMERCIAL SUBDIVISION, AS SET FORTH IN AND SUBJECT TO THE TERMS AND PROVISIONS OF THAT CERTAIN DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS AND RESERVATION OF EASEMENTS FOR VILLAGE BUSINESS PARK, RECORDED JULY 30, 2007 IN BOOK 20070730, AS DOCUMENT
NO. 4196, OFFICIAL RECORDS.

Exhibit F

Purchase Price Allocation

Building A, LLC	$ 15,000,000
Building C, LLC	$ 15,000,000
Execusuite Properties, LLC	$ 6,200,000
SE Property Investments, LLC	$ 6,000,000
Devonshire, LLC	$ 6,400,000

Total	$ 48,600,000

Exhibit G

Promissory Note Obligations

Exhibit H

Stock Power - Seller

Exhibit I

Stock Power - Buyer